UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 14, 2008

AVOCENT CORPORATION
Exact name of registrant as specified in its charter)

DELAWARE	000-30575	91-2032368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4991 CORPORATE DRIVE	HUNTSVILLE, AL 35805
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(256) 430-4000

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On July 17, 2008, Avocent Corporation publicly disseminated a press release announcing its financial results for its second quarter ended June 27, 2008.  The information contained in that press release is incorporated herein by reference and furnished as Exhibit 99.15 hereto.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer and Election of Director

On July 14, 2008, the Board of Directors of Avocent Corporation (the “Company”) elected Michael J. Borman, age 53, as Avocent’s Chief Executive Officer and as a member of the Avocent Board of Directors, effective July 15, 2008.  Mr. Borman will replace Edwin L. Harper who has been serving as interim Chief Executive Officer.  Mr. Harper will continue to serve as Chairman of the Board of Directors.

Prior to joining Avocent, Mr. Borman held several positions at IBM, including Vice President, Worldwide Sales, IBM Software, from January 2005 to July 2008, General Manager, i Series, from August 2004 to December 2004, and General Manager, Global Business Partners, from January 2003 to August 2004.

In connection with his appointment as Chief Executive Officer, Mr. Borman entered into an Employment and Noncompetition Agreement pursuant to which he will receive an annual salary of $600,000.  In addition, he will be eligible for an annual performance bonus, with the annual target for each calendar year being at least 100% of his base salary for that year and the maximum bonus opportunity for each calendar year being 150% of the base salary for that year.  Mr. Borman will receive a signing bonus of $130,000 within 30 days of his start date.  Mr. Borman’s Employment and Noncompetition Agreement also provides for a relocation package, term life insurance equal to two times Mr. Borman’s base salary, and severance compensation in the event of a termination upon a change in control, termination other than for cause, or termination by reason of disability.

On July 14, 2008, the Company’s Compensation Committee approved equity awards for Mr. Borman.  He was granted 125,000 restricted stock units, with 50,000 units scheduled to vest on January 1, 2009, and 25,000 units scheduled to vest on January 1 of each of 2010, 2011, and 2012.  In addition, Mr. Borman was awarded a targeted performance share award of 100,000 performance shares with a maximum award of up to 125,000 performance shares.  Mr. Borman becomes eligible to vest in these performance shares upon the achievement of specified targeted levels of Avocent’s average common stock price on specific dates over a two-year period, and these shares, if earned, are scheduled to vest in three equal amounts on January 1 of each of 2010, 2011, and 2012.  The restricted stock unit and performance share awards were granted to Mr. Borman pursuant to the Avocent Corporation 2008 Inducement Equity Incentive Plan as a material inducement to enter employment with Avocent and to compensate him for equity awards he relinquished upon his departure from IBM.

The information contained in Company’s press release dated July 14, 2008, announcing Mr. Borman’s election, is incorporated herein by reference and furnished as Exhibit 99.16 hereto.

2008 Awards Under the Avocent Corporation 2005 Equity Incentive Plan

         The Avocent Corporation 2005 Equity Incentive Plan (the “2005 Plan”) was approved by stockholders and was filed with the Securities and Exchange Commission.  The description of the 2005 Plan contained herein is qualified in its entirety by reference to the full text of the amended 2005 Plan (and form of agreements thereunder) filed as Exhibit 99.16 to Avocent’s Form 8-K on June 15, 2006.  Avocent’s Compensation Committee, which is comprised of three independent non-employee directors, is the Administrator under the 2005 Plan.

         On July 14, 2008, the Company’s Compensation Committee approved awards of restricted stock units under the 2005 Plan to certain executive officers, including awards to the following executive officers who are named in Avocent’s 2008 Proxy Statement (the “Named Executive Officers”):

Named Executive Officer	Restricted Stock Units Awarded

Doyle C. Weeks, President and Chief Operating Officer	14,000

C. David Perry, Executive Vice President and General Manager of Management Systems	13,000

Stephen M. Daly Executive Vice President and General Manager of LANDesk	11,000

Edward H. Blankenship, Senior Vice President of Finance, Chief Financial Officer, and Assistant Secretary	8,000

These awards vest upon the earlier to occur of the first anniversary of the grant date or the closing price of Avocent’s common stock being at or above a specified level for each trading day during any period of thirty consecutive calendar days.  Each award is subject to a Restricted Stock Agreement that provides for forfeiture in certain events, such as voluntary termination of employment, and full vesting upon certain events, including a termination other than for cause or termination or following a change in control of Avocent.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Description of Exhibit
	99.15	Press Release issued July 17, 2008
	99.16	Press Release issued July 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVOCENT CORPORATION
Date:	July 17, 2008
		By:	/s/ Samuel F. Saracino
Samuel F. Saracino
Executive Vice President of Legal and Corporate Affairs,
General Counsel, and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.15	Press Release issued July 17, 2008
99.16	Press Release issued July 14, 2008